Exhibit 23.9



                               LETTERHEAD OF
               SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP



                                            November 18, 1997


NationsBank Corporation
100 North Tryon Street
Charlotte, North Carolina 28255


Ladies and Gentlemen:

     We have acted as counsel to Barnett Banks, Inc., a Florida corporation ("Barnett"), in connection with the contemplated merger (the "Merger") under the laws of the States of Florida and Delaware of Barnett with and into NB Holdings Corporation ("NB Holdings"), a Delaware corporation and a wholly-owned subsidiary of NationsBank Corporation, a North Carolina corporation ("NationsBank"), pursuant to the Agreement and Plan of Merger, dated as of August 29, 1997, by and between Barnett and NationsBank, as amended (the "Merger Agreement"). At your request, in connection with NationsBank's Registration Statement on Form S-4 (the "Registration Statement") filed in connection with the Merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and in accordance with the requirements of Item 601(b) (8) of Regulation S-K under the Securities Act, we are providing to you a form of the tax opinion
(the "Form of Tax Opinion") that we expect to render at the Effective Time pursuant to Section 7.08 of the Merger Agreement.1


     We hereby consent in accordance with the requirements of Item 601(b) (23) of Regulation S-K under the Securities Act to the filing of the Form of Tax Opinion as Exhibit 8.2 to the Registration Statement and to the discussion of such opinion in the Joint Proxy Statement-Prospectus which forms part of the Registration State-

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1  Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Registration Statement.


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NationsBank Corporation
November 18, 1997
Page 2


ment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                            Very truly yours,

                            /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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